Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-133846, 333-152043, 333-175911, and 333-206923) and S-3 (No. 333-201243) of Perry Ellis International, Inc. of our report dated April 17, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Certified Public Accountants

Miami, Florida

April 17, 2018